LOAN AND SECURITY AGREEMENT

                          Dated as of December 23, 1996


                                     Between



                                 CCA FUNDING LLC
                                   as Borrower





                                       and






                              DAIWA HEALTHCO-2 LLC
                                    as Lender





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
                                TABLE OF CONTENTS


                                                                                                                          Page

                                   ARTICLE I.
             COMMITMENT; AMOUNTS AND TERMS OF THE REVOLVING ADVANCES

       ss. 1.01.                    Revolving Advances.......................................................................1
       ss. 1.02.                    Revolving Commitment and Borrowing Limit.................................................1
       ss. 1.03.                    Notice of Borrowing; Borrower's Certificate..............................................2
       ss. 1.04.                    Termination of Revolving Commitment......................................................2
       ss. 1.05.                    Interest and Non-Utilization Fee.........................................................2
       ss. 1.06.                    Renewals.................................................................................3
       ss. 1.07.                    Computation of Interest..................................................................4
       ss. 1.08.                    Procedures for Payment...................................................................4
       ss. 1.09.                    Indemnities..............................................................................5
       ss. 1.10.                    Telephonic Notice........................................................................6
       ss. 1.11.                    Maximum Interest.........................................................................6

                                   ARTICLE II.
                           COLLECTION AND DISTRIBUTION
       ss. 2.01.                    Collections on the Receivables...........................................................7
       ss. 2.02.                    Distribution of Funds....................................................................7
       ss. 2.03.                    Distribution of Funds at the Maturity Date or Upon an Event of Default
                   ..........................................................................................................7
         ss. 2.04.                    Distributions to the Borrower Generally..................................................8
         ss. 2.05.                    Avoidance of Breakage Costs..............................................................8

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                EVENTS OF DEFAULT
       ss. 3.01.                    Representations and Warranties; Covenants................................................8
       ss. 3.02.                    Events of Default; Remedies..............................................................8
       ss. 3.03.                    Attorney-in-Fact.........................................................................9

                                   ARTICLE IV.
                                    SECURITY
       ss. 4.01.                    Grant of Security Interest...............................................................9

                                   ARTICLE V.
                                  MISCELLANEOUS
       ss. 5.01.                    Amendments, etc..........................................................................9
       ss. 5.02.                    Notices, etc............................................................................10

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       ss. 5.03.                    Assignability...........................................................................10
       ss. 5.04.                    Further Assurance.......................................................................10
       ss. 5.05.                    Costs and Expenses; Collection Costs....................................................11
       ss. 5.06.                    Confidentiality.........................................................................11
       ss. 5.07.                    Term and Termination; Early Termination Fee.............................................12
       ss. 5.08.                    No Liability of Lender..................................................................13
       ss. 5.09.                    Entire Agreement; Severability..........................................................14
       ss. 5.10.                    GOVERNING LAW...........................................................................14
       ss. 5.11.                    WAIVER OF JURY TRIAL, JURISDICTION AND VENUE............................................14
       ss. 5.12.                    Execution in Counterparts...............................................................14
       ss. 5.13.                    No Proceedings..........................................................................14

 EXHIBITS

Exhibit I                 Definitions
Exhibit II                Conditions of Purchases
Exhibit III               Representations and Warranties
Exhibit IV                Covenants
Exhibit V                 Events of Default
Exhibit VI                Eligibility Criteria
Exhibit VII-A             Form of Borrowing Base Certificate
Exhibit VII-B             Form of Borrower's Certificate
Exhibit VIII              Form of Depositary Agreement
Exhibit IX-A              Form of Opinion of Counsel
Exhibit IX-B              Form of Opinion of Counsel

 SCHEDULES

Schedule I                Addresses for Notices
Schedule II               Credit and Collection Policy
Schedule III              License Revocations
Schedule IV               Lockbox Information


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

                  LOAN AND SECURITY AGREEMENT, dated as of December __, 1996, between CCA FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the "Borrower") and DAIWA HEALTHCO-2 LLC, a Delaware limited liability company (together with its successors and assigns, the "Lender"), agree as follows:

                  Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms.

                  The Borrower (i) is a Delaware limited liability company owned by CCA and the Providers, (ii) has acquired heathcare receivables from the Providers pursuant to the RPA or by contribution to the capital of the Borrower, as determined from time to time by the Borrower and the Providers, and (iii) wishes to borrow funds from the Lender on a continuing and revolving basis secured by healthcare receivables acquired from the Providers.

                  The Lender is prepared to make revolving loans secured by such healthcare receivables on the terms and subject to the conditions set forth herein.

                  Accordingly, the parties agree as follows:

                                   ARTICLE I.
             COMMITMENT; AMOUNTS AND TERMS OF THE REVOLVING ADVANCES

     ss. 1.01. Revolving Advances. (a) The Lender agrees to lend to the Borrower, subject to and upon the terms and conditions herein set forth, on any Funding Date, such amounts as may be requested by the Borrower (each such borrowing, a "Revolving Advance" and the outstanding principal balance of all Revolving Advances from time to time, the "Revolving Loan").

                  (b) Each Revolving Advance shall be in a minimum amount of $100,000 or an integral multiple thereof and shall be made on the date specified in the Written Notice or telephonic notice confirmed in writing as described in
Section 1.03 hereof.

     ss. 1.02. Revolving Commitment and Borrowing Limit. (a) The aggregate unpaid principal amount of the Revolving Advances outstanding at any time shall not exceed an amount equal to the lesser of (i) $15,000,000 (such amount, or such greater amount after giving effect to an increase pursuant to the provisions of Section 1.02(d) hereof, the "Revolving Commitment"), and (ii) the Borrowing Base as of such time (the lesser of (i) and (ii) being the "Borrowing Limit").

                  (b) Subject to the limitations of Article II hereof, the Borrower may borrow, repay (without premium or penalty) and reborrow the Revolving Loan. The Revolving Loan shall not exceed in aggregate principal amount at any one time outstanding, and the Lender shall not have any obligation to make any Revolving Advance which shall result in the Revolving Loan being in excess of, the Revolving Commitment.


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                  (c) If at any time the  outstanding  principal  amount  of the
Revolving Loan exceeds the Borrowing Limit at such time, the Borrower shall promptly, in accordance with Article II hereof, eliminate such excess by paying an amount equal to such excess until such excess is eliminated in full.

                  (d) The Borrower may request that the Lender increase the Revolving Commitment, and the Lender, in its sole discretion upon such request, may decide to increase the Revolving Commitment, provided that the Revolving Commitment, as so increased, shall in no event exceed $20,000,000. Each such increase shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof and the Borrower shall, upon the effective date of such increase, pay to the Lender a fee in an amount equal to 1.00% of any such increase.

                  (e) The Borrower may elect to decrease the Revolving Commitment; provided, that (i) such decrease shall be in an amount equal to $1,000,000 or an integral multiple of $1,000,000 in excess thereof and the Borrower shall, upon the effective date of such decrease, pay to the Lender an amount equal to 1.25% of any such decrease, and (ii) following the delivery of such decrease request, the Borrower shall not request any increase pursuant to
Section 1.02(d).

     ss. 1.03. Notice of Borrowing; Borrower's Certificate. Whenever the Borrower desires to make a borrowing of a Revolving Advance, the Borrower shall give the Lender not later than 11:00 a.m. (New York time), on the day of a proposed Revolving Advance prior Written Notice or telephonic notice from an Authorized Representative confirmed promptly in writing (which notice shall be irrevocable) of its desire to make a borrowing of a Revolving Advance on a
Funding  Date.  Each  notice of  borrowing  under  this  Section  1.03  shall be substantially in the form of Exhibit VII-B hereto (each a "Borrower's Certificate") and specify the date on which the Borrower desires to make a borrowing of a Revolving Advance (which in each instance shall be a Funding
Date), the amount of such borrowing, and shall attach the most recent Borrowing Base Certificate to the Borrower's Certificate to be delivered by the Borrower to the Lender and set forth the Borrowing Base provided therein.

     ss. 1.04. Termination of Revolving Commitment. On the Maturity Date, the Revolving Commitment shall be cancelled automatically. In addition, prior to the Maturity Date, the Borrower may terminate the Revolving Commitment pursuant to
Section 5.07(b). Upon such cancellation, the Revolving Advances (together with all other Lender Debt) shall become, without further action by any Person, immediately due and payable together with all accrued interest thereon to such date plus any fees, premiums, charges or costs provided for hereunder.

     ss. 1.05. Interest and Non-Utilization Fee. (a) During the Special Period or at any time the Revolving Loan is greater than the Basic Borrowing Amount, the Borrower shall pay interest on the unpaid principal amount of each Revolving Advance made to it outstanding from time to time on each Interest Payment Date
(i) on the Basic Borrowing Amount (or any lesser principal amount outstanding from time to time), at an interest rate per annum equal to the LIBO Rate for the Interest Period in effect for such Revolving Advance plus 2.00%, and (ii) on any principal amount outstanding in excess of the Basic Borrowing Amount, at an interest rate per annum equal to the

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LIBO Rate for the Interest Period in effect for such Revolving  Advance plus (x)
3.50% plus, during the Special Period, (y) (1) 0.50% multiplied by (2) the number of monthly anniversaries to have occurred since the Initial Funding Date.

                  (b) Interest Following the Expiration of the Special Period. Following the expiration or termination of the Special Period and provided that the Revolving Loan is equal to or less than the Basic Borrowing Amount, the Borrower shall pay interest on the unpaid principal amount of each Revolving Advance made to it outstanding from time to time (i) on each Interest Payment Date, and (ii) on the Maturity Date (whether by acceleration or otherwise) upon demand, in each case at an interest rate per annum equal to the LIBO Rate for the Interest Period in effect for such Revolving Advance plus 2.00%.

                  (c) Default Interest. Notwithstanding anything to the contrary contained herein, while any Event of Default is continuing, interest on the Revolving Advances shall be payable on demand at a rate per annum equal to two percentage points (2.00%) in excess of the rate then otherwise applicable to any Revolving Advance.

                  (d) LIBO Rate Determination. The Lender, upon determining the LIBO Rate shall promptly notify by telephone (confirmed promptly in writing) or in writing the Borrower of such rates. Such determination shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

                  (e) Non-Utilization Fee. The Borrower shall pay to the Lender on the first Funding Date of each month a fee (the "Non-Utilization Fee") equal to 0.375% per annum on the average amount, calculated on a daily basis, by which the Revolving Commitment exceeded the outstanding amount of the Revolving Loan during the prior Month.

     ss. 1.06. Renewals. (a) The Borrower may, from time to time following the Initial Funding Date and prior to the Maturity Date, renew all or a portion of its outstanding Revolving Advances so long as the aggregate principal balance of the portion of the Revolving Advance made to the Borrower being renewed, if any, is $100,000 or an integral multiple of $100,000 in excess of $100,000; provided, however, that the Borrower shall not be entitled to renew any Revolving Advance, or portion thereof unless all accrued interest on the Revolving Advance renewed through the date of such renewal shall have been paid in full.

                  (b) Each renewal by the Borrower of an outstanding Revolving Advance or portion thereof shall be made on notice to the Lender given not later than 11:00 a.m. (New York time) on the date at least two Business Days' prior to the last day of the Interest Period just ending for such Revolving Advance. Each notice (which notice shall be irrevocable) by the Borrower of the renewal of a Revolving Advance or portion thereof, shall be in writing or by telephone from an Authorized Representative of the Borrower confirmed promptly in writing and shall specify the amount of such renewal of the Revolving Advance or portion thereof. Notwithstanding the above, the Borrower shall not be entitled to renew a Revolving Advance or a portion thereof, if at the time of the selection of such renewal there shall exist a Default or an Event of Default.

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                  (c) Any Revolving  Advance or portion  thereof as to which the
Lender shall not have received a proper notice of renewal as provided in Section 1.06(b) hereof or notice of payment or prepayment by 3:00 p.m. (New York time) at least three Business Days prior to the last day of the Interest Period just ending for such Revolving Advance shall (whether or not any Default or Event of Default has occurred) shall either be paid in full or if not paid in full, at the Lender's sole and absolute discretion, may be converted, in whole or in part, to a new Revolving Advance on the last day of the Interest Period.

     ss. 1.07. Computation of Interest. (a) Interest on the Revolving
Loan and fees and other amounts calculated by the Lender on the basis of a rate per annum shall be computed on the basis of actual days elapsed over a 360-day year.

                  (b) Whenever any payment to be made hereunder or under any other Document shall be stated to be due and payable on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest on such payment; provided, however, that if such extension would cause a payment of a Revolving Advance to be made, or the last day of such Interest Period for a Revolving Advance to occur, in the next following Month, such payment shall be made and the last day of such Interest Period shall occur on the next preceding Business Day.

     ss. 1.08. Procedures for Payment. (a) Each payment hereunder shall be made not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to the Lender without counterclaim, offset, claim or recoupment of any kind and free and clear of, and without deduction for, any present or future withholding or other taxes, duties or charges of any nature imposed on such payments or prepayments by or on behalf of any Governmental Body thereof or therein, except for Excluded Taxes. If any such taxes, duties or charges are so levied or imposed on any payment to any Lender, the Borrower will make additional payments in such amounts as may be necessary so that the net amount received by the Lender, after withholding or deduction for or on account of all taxes, duties or charges, including deductions applicable to additional sums payable under this Section 1.08, will be equal to the amount provided for herein. Whenever any taxes, duties or charges are payable by the Borrower with respect to any payments hereunder, the Borrower shall furnish promptly to the Lender information, including certified copies of official receipts (to the extent that the relevant governmental authority delivers such receipts), evidencing payment of any such taxes, duties or charges so withheld or deducted. If the Borrower fails to pay any such taxes, duties or charges when due to the appropriate taxing authority or fail to remit to the Lender the required information evidencing payment of any such taxes, duties or charges so withheld or deducted, the Borrower shall indemnify the Lender for any incremental taxes, duties, charges, interest or penalties that may become payable by the Lender as a result of any such failure.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower agrees to pay any present or future stamp or documentary taxes, any intangibles tax or any other sales, excise or property taxes, charges or similar levies now or hereafter assessed that arise from and are attributable to any payment made hereunder or from the execution, delivery of, or

                                        4

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otherwise  with respect to, this  Agreement or other  Documents  and any and all recording  fees  relating to any  Documents  securing  any Lender  Debt  ("Other
Taxes").

                  (c) The Borrower shall indemnify the Lender for the full amount of any taxes, duties or charges other than Excluded Taxes and Other Taxes (including, without limitation, any taxes other than Excluded Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.08) duly paid or payable by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Indemnification payments shall be made within 30 days from the date the Lender makes written demand therefor.

                  (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 1.08 shall survive the payment in full of principal and interest hereunder and under the Notes indefinitely.

     ss. 1.09. Indemnities. (a) The Borrower hereby agrees to indemnify the Lender on demand against any loss or expense which the Lender or its branch or Affiliate may sustain or incur as a consequence of: (i) any default in payment or prepayment of the principal amount of any Revolving Advance made to it or any portion thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of payment or prepayment, or otherwise);
(ii) the effect of the occurrence of any Event of Default upon any Revolving Advance made to it; (iii) the payment or prepayment of the principal amount of any Revolving Advance made to it or any portion thereof, on any day other than the last day of an Interest Period or the payment of any interest on any Revolving Advance made to it, or portion thereof, on a day other than an Interest Payment Date for such Revolving Advance; or (iv) the failure by the Borrower to accept or make a borrowing of a Revolving Advance or a renewal of a Revolving Advance after it has requested such borrowing, conversion or renewal; in each case including, but not limited to, any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Revolving Advance or any portion thereof. The Lender shall provide to the Borrower a statement, supported when applicable by documentary evidence, explaining the amount of any such loss or expense it incurs, which statement shall be conclusive absent manifest error.

                  (b) The Borrower hereby agrees to indemnify and hold harmless the Lender and its Affiliates, directors, officers, agents, representatives, counsel and employees and each other Person, if any, controlling them or any of its Affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Exchange Act (each an "Indemnified Party"), from and against any and all losses, claims, damages, costs, expenses (including reasonable counsel fees and disbursements) and liabilities which may be incurred by or asserted against such Indemnified Party with respect to or arising out of the commitments hereunder to make the Revolving Advances, or the financings contemplated hereby, the other Documents, the Collateral (including, without limitation, the use thereof by any of such Persons or any other Person, the exercise by the Lender of rights and remedies or any power of attorney with respect thereto, and any action or inaction of the Lender under and in accordance with any Security Document), the use of proceeds of any financial accommodations provided hereunder, any investigation, litigation or other proceeding brought or threatened relating thereto, or the role of any such Person or Persons in

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connection with the foregoing whether or not they or any other Indemnified Party is named as a party to any legal action or proceeding ("Claims"). The Borrower will not, however, be responsible to any Indemnified Party hereunder for any Claims to the extent that a court having jurisdiction shall have determined by a final nonappealable judgment that any such Claim shall have arisen out of or resulted solely from (a)(i) actions taken or omitted to be taken by such Indemnified Party by reason of the bad faith, willful misconduct or gross negligence of any Indemnified Party, or (ii) in violation of any law or regulation applicable to such Indemnified Party (except to the extent that such violation is attributable to any breach of any representation, warranty or agreement by or on behalf of the Borrower, CCA, any Provider or any of their respective designees, in each case, as determined by a final nonappealable decision of a court of competent jurisdiction), or (b) a successful claim by CCA or any Provider against such Indemnified Party ("Excluded Claims"). Further, should any employee of the Lender, in connection with such employee's employment by the Lender, be involved in any legal action or proceeding in connection with the transactions contemplated hereby (other than relating to an Excluded Claim), the Borrower hereby agrees to pay to the Lender such per diem compensation as the Lender shall request for each employee for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action or proceeding. The Indemnified Party shall give the Borrower prompt Written Notice of any Claim setting forth a description of those elements of the Claim of which such Indemnified Party has knowledge. The Lender, as an Indemnified Party shall be permitted hereunder to select counsel to defend such Claim at the expense of the Borrower and, if such Indemnified Party shall decide to do so, then all such Indemnified Parties shall select the same counsel to defend such Indemnified Parties with respect to such Claim; provided, however, that if any such Indemnified Party shall in its reasonable opinion consider that the retention of one joint counsel as aforesaid shall result in a conflict of interest, such Indemnified Party may, at the expense of the Borrower, select its own counsel to defend such Indemnified Party with respect to such Claim. The Indemnified Parties and the Borrower and their respective counsel shall cooperate with each other in all reasonable respects in any investigation, trial and defense of any such Claim and any appeal arising therefrom.

     ss. 1.10. Telephonic Notice. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice of a borrowing, conversion or renewal, the Lender may act without liability upon the basis of telephonic notice believed by the Lender in good faith to be from an Authorized Representative of the Borrower prior to receipt of written confirmation.

     ss. 1.11. Maximum Interest. (a) No provision of this Agreement or any Note shall require the payment to any Lender or permit the collection by any Lender of interest in excess of the maximum rate of interest from time to time permitted (after taking into account all consideration which constitutes interest) by laws applicable to the Lender Debt and binding on any Lender (such maximum rate being the Lender's "Maximum Permissible Rate").

                  (b) If the amount of interest computed without giving effect to this Section 1.11 and payable on any interest payment date in respect of the preceding interest computation period would exceed the amount of interest computed in respect of such period at the Maximum Permissible Rate, the amount of interest payable to the Lender on such date in respect of such period shall be computed at the Maximum Permissible Rate.

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                  (c) If at any time and from  time to time:  (i) the  amount of interest payable to any Lender on any interest payment date shall be computed at the Maximum Permissible Rate pursuant to the preceding subsection (b); and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Permissible Rate, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Permissible Rate until the amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest had been computed without giving effect to the preceding subsection
(b).

                                   ARTICLE II.
                           COLLECTION AND DISTRIBUTION

     ss. 2.01. Collections on the Receivables. The Lender shall be entitled with respect to all Accounts, (i) to receive and to hold as collateral all Accounts and all Collections on Accounts in accordance with the terms of the Depositary Agreement, and (ii) to have and to exercise any and all rights (x) to collect, record, track and, during the continuance of an Event of Default, take all actions to obtain Collections with respect to all Accounts payable by non-Governmental Entities, and (y) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, record, track and take all actions to obtain Collections with respect to all Accounts payable by Governmental Entities.

     ss. 2.02.  Distribution of Funds. On each Funding Date, and provided,  that
(i) no Event of Default is continuing, and (ii) the Borrower shall have successfully sent by Transmission to the Master Servicer all information required with respect to the Receivables for the period since the immediately prior Funding Date, the Lender shall distribute any and all Collections received since the immediately prior Funding Date, together with interest thereon (at the Overnight Rate established from time to time) from the date of receipt until the Funding Date so distributed as follows: FIRST, to the Lender, an amount in cash equal to the Fee and Interest Shortfall, if any, until such amount has been paid in full; SECOND, to the Lender, an amount in cash equal to the payment, if any, of principal on the Revolving Loan due and payable on such Funding Date, until such amount has been paid in full; THIRD, to the Lender, an amount in cash equal to the payment of any other Lender Debt due and payable on such Funding Date, if any, until such amount has been paid in full; and FOURTH, to the Borrower, all remaining amounts of Collections, together with interest thereon (at the Overnight Rate established from time to time) from the date of receipt until the Funding Date so distributed.

     ss. 2.03. Distribution of Funds at the Maturity Date or Upon an Event of Default. At the Maturity Date or upon the occurrence and during the continuance of an Event of Default, subject to the rights and remedies of the Lender pursuant to Section 3.02 hereof, the Lender shall distribute any and all Collections to the Lender as follows: FIRST, to the Lender, an amount in cash equal to any and all accrued fees and collection costs as set forth in Section 5.05, until such amount has been paid in full; SECOND, to the Lender, an amount in cash equal to all accrued and unpaid interest on the Revolving Loans (at the rate established under Section 1.05(b)) until such amount has been funded in full; THIRD, to the Lender, an amount in cash equal to the principal amount of the Revolving Loan, until such amount is paid in full; FOURTH, to the Lender, an amount in cash equal to the payment of any other Lender Debt due and payable on such Funding Date, until such amount has been paid in full; and FIFTH, to the Borrower, all remaining amounts of Collections.

     ss. 2.04. Distributions to the Borrower Generally. Distributions to the Borrower on each Funding Date shall be deposited in an account designated by the Borrower in writing to the Program Manager from time to time.

     ss. 2.05. Avoidance of Breakage Costs. So long as no Default or Event of Default is continuing, the Lender shall not apply out of the Collections, unless requested in writing by the Borrower, any payment of principal to any portion of a Revolving Loan until the last day of the respective Interest Period thereof or the earlier maturity of such portion of such Revolving Loan by acceleration or otherwise.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                                EVENTS OF DEFAULT

     ss. 3.01. Representations and Warranties; Covenants. The Borrower makes on the Initial Funding Date and on each subsequent Funding Date, the representations and warranties set forth in Exhibit III hereto, and hereby agrees to perform and observe the covenants set forth in Exhibit IV hereto.

     ss. 3.02. Events of Default; Remedies. (a) If any Event of Default shall occur and be continuing, the Lender may, by notice to the Borrower, take either or both of the following actions: (x) declare the Maturity Date to have occurred, and (y) without limiting any rights hereunder, replace the Borrower to in its performance of any or all of the "Primary Servicer Responsibilities" under the RPA (which replacement may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities); provided, that, with respect to the Event of Default in clause (g) of Exhibit V, the Maturity Date shall be deemed to have occurred automatically and without notice. Upon any such declaration or designation, the Lender shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                  (b) Right of Set-Off. The Borrower hereby irrevocably authorizes and instructs the Lender to set-off the full amount of the any Lender Debt due and payable against (i) any Collections, or (ii) the principal amount of any Revolving Advance to be financed on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the Lender to exercise such right of set-off; provided, however, a member of the Lender Group shall notify the Borrower that a set-off pursuant to this Section 3.02 occurred, the amount of such set-off and a description of the Lender Debt that was due and payable.

     ss. 3.03. Attorney-in-Fact. The Borrower hereby irrevocably designates and appoints the Lender, the Master Servicer and each other Person in the Lender Group, to the extent permitted by applicable law and regulation, as the Borrower's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority, upon the continuance of an Event of Default (and to the extent not prohibited under applicable law and regulations) to (i) endorse or sign the Borrower's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental Entities), drafts or other instruments or documents in respect of the Receivables and the Receivables, (ii) notify Insurers to make payments on the Receivables directly to the Lender, and (iii) bring suit in the Borrower's name and settle or compromise such Receivables as the Lender or the Master Servicer may, in its discretion, deem appropriate.

                                   ARTICLE IV.
                                    SECURITY

     ss. 4.01. Grant of Security Interest. (a) As collateral security for the Borrower's obligations to pay the Lender Debt when due and payable hereunder, the Borrower hereby grants to the Lender a first priority Lien on and security interest in and right of set-off against all of the rights, title and interest of the Borrower in and to (i) the RPA, (ii) to the maximum extent permitted by law, the Provider Lockboxes and the Provider Lockbox Accounts, (iii) all of the Borrower's Accounts whether now owned or hereafter acquired, (iv) any and all amounts held in any accounts maintained at KeyBank in respect of any of the foregoing or in compliance with any terms of this Agreement, (v) any and all amounts held in any accounts maintained at First Union National Bank of Florida in respect of any of the foregoing or in compliance with any terms of this Agreement, and (vi) all proceeds of the foregoing. This Agreement shall be deemed to be a security agreement as understood under the UCC.

                  (b) The Borrower agrees to execute, and hereby authorizes the Lender to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the Lien created pursuant to this Section 4.01 which may at any time be required or, in the opinion of the Lender, be desirable, and to do so without the signature of the Borrower where permitted by law.


                                   ARTICLE V.
                                  MISCELLANEOUS

     ss. 5.01. Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in a writing signed by the Lender and the Borrower and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender or the Borrower to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

                  (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Duff & Phelps Credit Rating Co. or any other rating agency then rating the healthcare financing program of the Lender, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

     ss. 5.02. Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto (and DH-2 hereby agrees that notices to or for its benefit may be delivered to the Program Manager and such delivery to the Program Manager shall be deemed received by DH-2), at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a Written Notice to the other parties hereto, and (ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule I attached hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

     ss. 5.03. Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

                  (b) Without the prior consent of CCA (acting on behalf of the Providers) and the Borrower (which consent shall not be unreasonably withheld), the Lender may not assign this Agreement and the Lender's rights, title and interest and obligations contained herein (including its security interest in the Receivables) (collectively, "Lender Position"); provided, that (i) the Lender may assign the Lender Position to another limited purpose bankruptcy-remote entity sponsored and managed by the Program Manager which does not result in any increased costs or liabilities to the Borrower or diminution of the Borrower's rights hereunder and which agrees in writing in a manner reasonably acceptable to the Borrower to be bound by and perform all of the Lender's obligations hereunder, and (ii) the Borrower hereby acknowledges that the Lender is granting Daiwa Finance Corporation a security interest in the Lender's Position, including without limitation, this Agreement.

                  (c) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender.

     ss. 5.04. Further Assurance. The Borrower shall, at its cost and expense, upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectively the provisions and purposes of this Agreement.

     ss. 5.05. Costs and Expenses; Collection Costs. (a) The Borrower agrees to pay on demand (i) all reasonable non-legal costs and expenses in connection with the preparation, execution and delivery of this Agreement; (ii) the reasonable fees and out-of-pocket expenses of counsels for the Lender and its Affiliates in connection with this transaction; and (iii) all reasonable costs and expenses, if any (including reasonable counsel fees and expenses), of the Lender and its Affiliates in connection with any waiver, modification, supplement or amendment hereto, or the enforcement of this Agreement. The Borrower further agrees pay on the Initial Funding Date (and with respect to costs and expenses incurred following the Initial Funding Date, within seven days of demand therefor) (a) all reasonable costs and expenses incurred by the Lender or its agent in connection with periodic audits of the Receivables which audits, other than after an Event of Default, shall occur no more frequently than annually, (b) all reasonable costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by the Borrower that would affect the transmission or interpretation of data received through the interface, and (c) all reasonable costs and expenses incurred by the Lender for additional time (calculated at a rate of $100 per hour) and material expenses of the Master Servicer resulting from a lack of cooperation or responsiveness of the Borrrower to agreed-upon protocol and schedules with the Master Servicer; provided, that the Borrower has been informed of the alleged lack of cooperation or responsiveness and has been provided the opportunity to correct such problems.

                  (b) In the event that the Lender shall retain an attorney or attorneys to collect, enforce, protect, maintain, preserve or foreclose its interests with respect to this Agreement, any other Documents, any Lender Debt, any Receivable or the Lien on any Collateral or any other security for the Lender Debt or under any instrument or document delivered pursuant to this Agreement, or in connection with any Lender Debt, the Borrower shall pay all of the reasonable costs and expenses of such collection, enforcement, protection, maintenance, preservation or foreclosure, including reasonable attorneys' fees, which amounts shall be part of the Lender Debt, and the Lender may take judgment for all such amounts. The attorney's fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this
Section 5.05 shall be payable by the Borrower to the Lender on demand (with interest accruing from the earlier of two Business Days following (i) the date of such demand, and (ii) the date that the Borrower became aware of the incurrence of such cost), and shall be additional obligations under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; telecopier charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services.

     ss. 5.06. onfidentiality. (a) The Borrower and the Lender hereby acknowledge that this Agreement and documents delivered hereunder or under the RPA including, without limitation, any information relating to the Borrower, the Lender or the Providers contain confidential and proprietary information. Unless otherwise required by applicable law, the Borrower and the Lender each hereby agrees to maintain the confidentiality of this Agreement (and all drafts and other documents delivered in connection therewith including, without limitation, any information relating to the Borrower, the Lender or the Providers delivered hereunder or under the RPA) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information; provided, that, such confidential information may be disclosed to (i) the Borrower's legal counsel and auditors and to the Provider under the RPA and their investors and creditors, and their respective legal counsel and auditors, (ii) the Program Manager, the Person then fulfilling the "Primary Servicer Responsibilities" under the RPA, each member of the Lender Group, investors in and creditors of DH-2, appropriate rating agencies with respect to DH-2, and each of their respective legal counsel and auditors, (iii) any Person, if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 5.06,
(iv) any Governmental Entity requesting such information and (v) any other Person with the written consent of the other party, which consent shall not be unreasonably withheld, and provided further that the Borrower and the Providers shall not disclose such confidential information to any financial adviser not a party to this Agreement, except with the consent of Lender, which will not be unreasonably withheld.

                  (b) The Borrower understands and agrees that the Lender may suffer irreparable harm if the Borrower breaches its obligations under Section 5.06(a) herein and that monetary damages shall be inadequate to compensate the Lender for such breach. Accordingly, the Borrower agrees that, in the event of a breach by the Borrower of Section 5.06(a), the Lender, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach.

                  (c) Lender hereby agrees to, and shall take reasonable steps to cause each member of the Lender Group to, comply with all applicable laws regarding confidential patient information it receives in connection with the transactions described in this Agreement.

     ss. 5.07. Term and Termination; Early Termination Fee. (a) The obligations of the Lender under this Agreement shall continue in full force and effect from the date hereof until the Maturity Date. Upon the payment in full of all Lender Debt, the Lender shall take all actions and deliver all assignments, certificates, releases, notices and other documents, at the Borrower's expense, as the Borrower may reasonably request to effect such termination.

                  (b) The Borrower may terminate this Agreement at any time prior to the Maturity Date upon (i) lapse of not less than ten days' prior Written Notice (which shall be irrevocable) to the Lender of default of the commitment by the Lender pursuant to Article I hereof to make Revolving Advances and (ii) payment in full of all Lender Debt, including all applicable fees, charges, premiums and costs, all as provided hereunder, and in such occurrence of clauses (i) and (ii) the commitment hereunder shall be deemed to be terminated.

                  (c) Upon the termination of this Agreement (for any reason other than the default hereof by the Lender) prior to the Scheduled Maturity Date, the Borrower shall pay to the Lender an early termination fee amount equal to 1.25% of the Revolving Commitment then in effect.

                  (d) The termination of this Agreement shall not affect any rights of the Lender or any obligations of the Borrower arising on or prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all Lender Debt incurred on or prior to such termination have been paid and performed in full.

                  (e) Upon the giving of notice of a Default or an Event of Default of this Agreement, all Lender Debt shall be due and payable on the date of Default or the Event of Default specified in such notice. Upon the (i) the termination of all commitments and obligations of the Lender, and (ii) the indefeasible payment in full of all Lender Debt, the Lender shall, at the Borrower's request and sole cost and expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

                  (f) The Liens and rights granted to the Lender hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Lender Debt has been indefeasibly paid in full in cash.

                  (g) All indemnities representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof unless otherwise provided.

                  (h) Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Lender Debt, the Lender is for any reason compelled to surrender such payment to any Person or entity because such payment is determined to be void or voidable as a preference, an impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force (except that the Revolving Commitment of the Lender shall have been terminated), and the Borrower shall be liable to, and shall indemnify and hold the Lender harmless for the amount of such payment surrendered until the Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     ss. 5.08. No Liability of Lender. (a) Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Lender of any obligation to an Obligor or a patient of the Borrower.

                  (b) Notwithstanding any other provision herein, no recourse under any obligation, covenant, agreement or instrument of the Lender contained herein or with respect hereto shall be had against any Related Person whether arising by breach of contract, or otherwise at law or in equity (including any claim in tort), whether express or implied, it being understood that the agreements and other obligations of the Lender herein and with respect hereto are solely its corporate obligations; provided, however, nothing herein above shall operate as a release of any liability which may arise as a result of such Related Person's gross negligence or willful misconduct. The provisions of this Section 5.08 shall survive the termination of this Agreement.

     ss. 5.09. Entire Agreement; Severability. (a) This Agreement embodies the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

                  (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

     ss. 5.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

     ss. 5.11. WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. THE PARTIES HERETO HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, THE PARTIES HERETO WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREE THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO THE PARTIES HERETO AT THEIR ADDRESSES SET FORTH ON THE SIGNATURE PAGE HEREOF. THE PARTIES HERETO SHALL APPEAR IN ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS WITHIN THE TIME PRESCRIBED BY LAW, FAILING WHICH THE PARTY FAILING TO SO APPEAR SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY THE PARTY PROSECUTING THE CLAIM FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

     ss. 5.12. Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     ss. 5.13. No Proceedings. The Borrower hereby agrees that it will not institute against the Lender any proceeding of the type referred to in clause
(g) of Exhibit V so long as any senior indebtedness issued by the Lender shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


      BORROWER:                CCA FUNDING LLC


                               By:
                               Name:
                               Title: Manager

                               Address: 3050 N. Horseshoe Drive, Suite 260
                                        Naples, FL 33942
                                        Attention: Mr. David H. Fater
                                        Facsimile Number: (941) 435-0408

      LENDER:                  DAIWA HEALTHCO-2 LLC


                               By:
                               Name:
                               Title:

                               c/o Lord Securities Corporation
                                   Two Wall Street
                                   New York, NY  10005
                                   Attention:  Andrew L. Stidd
                                   Facsimile Number:  (212) 346-9012

                                   EXHIBIT I.

                                   DEFINITIONS

     As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Accounts" means any and all accounts (including, without limitation, all Receivables), general intangibles and other obligations owing or to be owing to the Borrower for the payment of money arising out of any sale of medical products or rendition of medical, surgical, diagnostic or other professional medical services in the ordinary course of business by any Provider (including, without limitation, under any tradenames of such Provider), whether now existing or hereafter arising, including all rights to reimbursement under any agreements with and payments from Obligors, patients, residents or other Persons and all proceeds of any of the foregoing.

     "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" has the meaning set forth in the preamble hereto.

     "A/R Fee" means the account receivable tracking fee, due on the first Business Day of each Month, in an amount equal to:

                              AORA x TD / 360 x ARP

where:

         AORA = The average outstanding amount of the Revolving Loan for the prior Month, calculated as the arithmetic average of all daily balances

         TD              = The actual amount of days in such prior Month

         ARP = The applicable A/R Fee Percentage, determined by reference to the AORA for the prior Month, as follows:

AORA for                                                          A/R Fee
the Prior Month                                                  Percentage
---------------                                                  ----------

less than or equal to $3,000,000 0.60% greater than $3,000,000 but less than or equal to $5,000,000 0.55% greater than $5,000,000 but less than or equal to $7,000,000 0.50% greater than $7,000,000 but less than or equal to $10,000,000
0.45%  greater  than  $10,000,000  but less than or equal to  $15,000,000  0.40%
greater than $15,000,000 but less than or equal to $20,000,000 0.35% greater than $20,000,000 0.30%;

provided that if this Agreement shall be terminated on a day other than the first Business Day of a Month, such A/R Fee for such period from the last day of the prior Month to the date of termination shall be calculated as above by substituting such final period for the term "Month" hereinabove.

     "Authorized Representative" shall mean each Person designated from time to time, as appropriate, in a Written Notice by the Borrower to the Lender for the purposes of giving notices of borrowing, conversion or renewal of Revolving Advances, which designation shall continue in force and effect until terminated in a Written Notice to the Lender.

     "Basic Borrowing Amount" shall mean an amount equal to eighty-five percent (85%) of the Expected Net Value of Eligible Receivables as of such time.

     "Borrower" has the meaning set forth in the preamble hereto.

     "Borrower's Certificate" has the meaning set forth in Section 1.03.

     "Borrower Account" means account #2090001617808 of the Borrower at First Union National Bank of Florida, ABA #063 0000 21, 125 North Airport Road, Naples, FL 34104, or such other bank account designated by the Borrower by Written Notice to the Master Servicer, the Lender and the Program Manager from time to time.

     "Borrowing Base" shall mean, (a) during the Special Period,  the greater of
(i) the Basic Borrowing Amount or (ii) an amount equal to the lesser of (x) $14,500,000 and (y) ninety-four percent (94%) of the Expected Net Value of all Accounts (including receivables of private payors) owned by the Borrower which meet the criteria set forth in clauses (a) through (d), (f) through (m), and (p) of the Eligibility Criteria hereunder, and solely for the purposes of this clause (ii)(y), "Obligor" shall include private payors; and, (b) at any time following the expiration of the Special Period, an amount equal to the Basic Borrowing Amount; in each case and at all times as determined by reference to and as set forth in the most recent Borrowing Base Certificate delivered to the Lender by the Borrower as of such time pursuant to Exhibit IV, Clause (j)(i).

     "Borrowing Base Certificate" shall mean a certificate (which may be sent by Transmission), substantially in the form set forth in Exhibit VII-A hereto, which shall provide the most recently available information (including updated information) with respect to the Eligible Receivables of the Borrower (segregated by the classes set forth in the definition of "Net Value Factor") that is set forth in the general trial balance of each of the Providers, in form and substance satisfactory to the Lender and the Master Servicer.

     "Borrowing Base Deficiency" shall mean, as of any date, the positive difference, if any, between (x) the outstanding principal amount of the Revolving Loan, minus (y) the Borrowing Base indicated on the most recent Borrowing Base Certificate.

     "Borrowing Limit" has the meaning set forth in Section 1.02.

     "Business Day" means any day on which banks are not authorized or required to close in New York City, New York or Naples, Florida.

     "CCA" means Community Care of America, Inc., together with its corporate successors and permitted assigns.

     "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and
Transportation and established pursuant to 10 USC ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 USC ss.ss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

     "Claims" has the meaning set forth in Section 1.09.

     "Collections" means all cash collections, wire transfers, electronic funds transfers and other cash proceeds of Accounts deposited in or transferred to the Lender Lockbox Account, including, without limitation, all cash proceeds thereof.

     "Credit and Collection Policy" means those receivables credit and collection policies and practices of the Borrower in effect on the date of the Agreement and described in Schedule II hereto, as modified from time to time with the consent of the Lender.

     "Debt" of any Person means (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property or services (other than trade payables in the ordinary course of business), (iv) all "capital leases" (as defined by GAAP) of such party, (v) all Debt of others directly or indirectly guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances and similar instruments.

     "Default" shall mean an event, act or condition which with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Defaulted Receivable" shall mean a Receivable (i) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (i) of Exhibit V, or (ii) which, consistent with the Credit and Collection Policy, would be written off the appropriate Provider's books as uncollectible.

     "Delinquency Ratio" has the meaning set forth in the RPA.

     "Delinquent Receivable" shall mean a Receivable (a) that has not been paid in full on or following the 180th day following the Last Service Date thereof, or (b) that is a Denied Receivable.

     "Denied Receivable" shall mean any Receivable to which any related representations or warranties have been discovered at any time to have been breached.

     "Depositary Agreement" means that certain Depositary Account Agreement, dated the date hereof, among the Providers, CCA, the Borrower, the Lender, and the Lockbox Bank, in substantially the form attached hereto as Exhibit VIII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

     "Distribution" shall mean any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any capital interest in the Borrower, or return any capital to its members as such, or purchase, retire, defease, redeem or otherwise acquire for value or make any payment in respect of any shares of any class of capital interests in the Borrower or any warrants, rights or options to acquire any such interests, now or hereafter outstanding.

     "Documents" shall mean this Agreement, the RPA, the Depositary Agreement, each Borrower's Certificate, each Borrowing Base Certificate and each other document or instrument now or hereafter executed and delivered to the Lender by or on behalf of the Borrower pursuant to or in connection herewith or therewith.

     "Eligible Receivables" means Receivables that satisfy the Eligibility Criteria, as determined by the Lender Group.

     "Eligibility Criteria" means the criteria and basis for determining whether a Receivable shall be deemed by the Lender Group to qualify as an Eligible Receivable, all as set forth in Exhibit VI hereto, as such Eligibility Criteria may be modified from time to time by the Lender in its good faith discretion upon Written Notice to the Provider.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained by any Provider, the Borrower, any of their respective ERISA Affiliate, or with respect to which any of them have any liability.

     "EOB" means the explanation of benefit from an Obligor that identifies the services rendered on account of the Receivable specified therein.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any entity which is under common control with the Borrower within the meaning of ERISA or which is treated as a single employer with the Borrower under the Internal Revenue Code of 1986, as amended.

     "Event of Default" means any of the events specified in Exhibit V hereto.

     "Event of Termination" shall have the meaning set forth in the RPA.

     "Excluded Claims" has the meaning set forth in Section 1.09(b)

     "Excluded Taxes" shall mean taxes upon or determined by reference to the Lender's net income imposed by the jurisdiction that any such Lender is organized or has its principal or registered office.

     "Expected Net Value" means, with respect to any Eligible Receivable, the gross unpaid amount of such Receivable on date of creation thereof, times the Net Value Factor.

     "Fee and Interest Shortfall" as of any Funding Date, shall mean the amount, if any, of A/R Fee or interest that is due and payable and has not otherwise been paid in full by the Borrower.

     "Funding Date" means Tuesday of each week after the Initial Funding Date, or if such day is not a Business Day, the next succeeding Business Day.

     "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or the rules and regulations of the Securities and Exchange Commission and/or their respective successors and which are applicable in the circumstances as of the date in question.

     "Governmental Entity" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C. 1395, et seq.), including payments under Medicare, Medicaid and CHAMPUS, and payments administered or regulated by HCFA.

     "HCFA" means the Health Care Financing Administration of the United States Department of Health and Human Services.

     "Indemnified Party" has the meaning set forth in Section 1.09.

     "Initial Funding Date" means the date of the initial Revolving Advance in respect of Receivables hereunder.

     "Insurer" means any Person which in the ordinary course of its business or activities agrees to pay for healthcare goods and services received by individuals, including commercial insurance companies, nonprofit insurance companies (such as Blue Cross, Blue Shield entities), employers or unions which self-insure for employee or member health insurance, prepaid health care organizations, preferred provider organizations and health maintenance organizations. "Insurer" includes insurance companies issuing health, personal injury, workers' compensation or other types of insurance but does not include any individual guarantors.

     "Interest Payment Date" shall mean the last day of the Interest Period for the applicable Revolving Advance.

     "Interest Period" shall mean the period commencing on, as the case may be, the borrowing or conversion date with respect to such Revolving Advance and ending one month thereafter; provided, however, that no Interest Period may be selected that expires later than the Maturity Date; and provided, further, that any Interest Period that begins on the last Business Day of a Month (or on a day for which there is no numerically corresponding day in the Month at the end of such Interest Period) shall, subject to the foregoing proviso, end on the last Business Day of a Month.

     "Last Service Date" means, with respect to any Eligible Receivable, the date set forth on the related invoice or statement as the most recent date on which services or merchandise were provided by a Provider to the related patient.

     "Lender" has the meaning set forth in the preamble hereto.

     "Lender  Debt"  means and  includes  any and all amounts  due,  whether now existing or hereafter arising, under the Agreement, including, without limitation, any and all principal, interest penalties, fees, charges, premiums, indemnities and costs owed or owing to the Lender, the Program Manager or the Master Servicer by the Provider, any Affiliate of the Provider or any "Lender" under the RPA, arising under or in connection with this Agreement, the RPA or the Depositary Agreement, in each instance, whether absolute or contingent, direct or indirect, secured or unsecured, due or not, arising by operation of law or otherwise, and all interest and other charges thereon, including, without limitation, post-petition interest whether or not such interest is an allowable claim in a bankruptcy.

     "Lender Group" means (i) the Lender, the Program Manager and the Master Servicer, and (ii) the Lender's agents and delegates identified from time to time to effectuate this Agreement.

     "Lender  Lockbox"  means the  lockbox  located at the  address set forth on
Schedule IV to receive checks and EOB's with respect to Receivables payable by Insurers.

     "Lender Lockbox Account" means the account at the Lockbox Bank as set forth on Schedule IV as associated with the Lender Lockbox and established by the Borrower to deposit Collections, including Collections received in the Lender Lockbox and Collections received by wire transfer directly from Insurers, all as more fully set forth in the Depositary Agreement.

     "Lender Position" has the meaning set forth in Section 5.03.

     "LIBO Rate" means an annualized 30-day interest rate (calculated on the basis of actual days elapsed over a 360-day year) equal to the offered rate that appears on page 3751 of the Telerate Service for the Bank of Tokyo for U.S. dollar deposits of amounts and in funds comparable to the principal amount of such Revolving Advance requested by the Borrower for which the LIBO Rate is being determined with maturities comparable to the 30-day period for which such LIBO Rate will apply as of approximately 10:00 a.m. (New York time) two Business Days prior to the commencement of such Funding Date.

     "Lien" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

     "Lockbox  Bank"  means  KeyBank,  as  lockbox  bank  under  the  Depositary
Agreement.

     "Loss-to-Liquidation Ratio" means, as of the last Business Day of each Month, a percentage equal to:

                                     DR / C


where:

                  DR = The Expected Net Value of all Eligible Receivables which became Defaulted Receivables in the four week period immediately prior to the date of calculation.

                  C = Collections on such Eligible Receivables in the four week period immediately prior to the date of calculation.

     "Master Servicer" means RJE Data Processing, Inc., and any other Person then identified by the Lender to the Borrower as being authorized to administer and service Receivables.

     "Maturity  Date" means the earlier of (a) the Scheduled  Maturity Date, and
(b) the occurrence of an Event of Default unless such event is waived by the Lender in writing.

     "Material Adverse Effect" means any event, condition, change or effect that
(a) has a materially adverse effect on the business, operations or financial condition of (i) CCA on a consolidated basis, (ii) the Borrower, or (iii) any Provider, (b) materially impairs the ability of the Borrower to perform its obligations under this Agreement, (c) materially impairs the ability of CCA, a Provider or the Borrower to perform their respective obligations under the RPA, or (d) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lender under this Agreement or (as assignee from the Lender) under the RPA.

     "Maximum Permissible Rate" has the meaning set forth inSection 1.11(a).

     "Month" means a calendar month.

     "Multiemployer Plan" means a plan, within the meaning of ss. 3(37) of ERISA, as to which the Borrower or any ERISA Affiliate contributed or was required to contribute within the preceding five (5) years.

                  "Net Value Factor" means,  initially, as follows:

                           Obligor                   Net Value Factor
                           Private                          98%
                           Medicare                         99%
                           Medicaid                         99%
                           Medicare Part B                  99%

                           Insurance                        98%
                           VA and Other                     98%

as such percentage may be adjusted, upwards or downwards with Written Notice to the Borrower, in the good faith discretion of the Lender but in consultation with the Borrower and CCA, based on historical actual final collections received on the Receivables within the past 180 days.

     "Non-Utilization Fee" has the meaning set forth in Section 1.05(d).

     "Obligor" means the Insurer or Governmental Entity, as applicable, who is responsible for the payment of all or any portion of a Receivable.

     "Other Corporations" means each Provider and each of its direct and indirect parents or subsidiaries other than the Borrower.

     "Other Taxes" has the meaning set forth in Section 1.08.

     "Overnight Rate" means the interest rate for overnight funds as set by the Lockbox Bank from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Program Manager" means (i) Daiwa Securities America Inc. or (ii) any other Person then identified by the Lender to the Borrower as being authorized to provide administrative services with respect to the Lender and the Lender's finance, funding and collection of healthcare receivables.

     "Property" means property of all kinds, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

     "Provider" means each party listed as a Provider under the RPA, together with its corporate successors and permitted assigns.

     "Provider Ancillary Lockbox" means the lockbox set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by private payors.

     "Provider  Ancillary  Lockbox  Account"  means  the  account  set  forth on
Schedule IV hereto in the name of the Providers and associated with the Provider Ancillary Lockbox established and controlled by the Providers to deposit Collections, including Collections received in the Provider Ancillary Lockbox and Collections received by wire transfer, all as more fully set forth in the Depositary Agreement.

     "Provider Government Lockbox" means the lockbox set forth on Schedule IV hereto to receive checks and EOB's with respect to Receivables payable by Governmental Entities.

     "Provider  Government  Lockbox  Account"  means  the  account  set forth on
Schedule IV hereto in the name of the Providers and associated with the Provider Government Lockbox established and controlled by the Providers to deposit Collections, including Collections received in the Provider Government Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement.

     "Provider Lockboxes" means, collectively, the Provider Ancillary Lockbox and the Provider Government Lockbox, or, as the context requires, either such lockbox.

     "Provider Lockbox Account" means, collectively, the Provider Ancillary Lockbox Account and the Provider Government Lockbox Account, or, as the context requires, either such lockbox account.

     "Receivable Information" has the meaning set forth in the RPA.

     "Receivables" means the third-party reimbursable or the third-party directly payable portion of healthcare accounts receivable, owing (or in the case of Unbilled Receivables, to be owing) to the Borrower, arising out of the rendition of medical, surgical, diagnostic or other professional medical services or the sale of medical products by the Provider, including all rights to reimbursement under any agreements with and payments from Obligors, together with, to the maximum extent permitted by law, all accounts and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing and all proceeds of any of the foregoing.

     "Related Person" means any incorporator, stockholder, Affiliate (other than the Program Manager), agent, attorney, officer, director, member, manager, employee or partner of the Lender or its stockholders.

     "RPA" means that certain Receivables Purchase and Transfer Agreement, dated as of the date of this Agreement, among CCA, the Providers named therein, and the Borrower, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

     "Revolving Advance" has the meaning set forth in Section 1.01.

     "Revolving Commitment" has the meaning set forth in Section 1.02.

     "Revolving Loan" has the meaning set forth in Section 1.01.

     "Scheduled Maturity Date" means the date 36 months after the Initial Funding Date.

     "Servicer Termination Event" shall have the meaning set forth in the RPA.

     "Special Period" shall mean the period commencing on the Initial Funding Date and ending on the earliest to occur of (i) the three month anniversary of the Initial Funding Date, and (ii) the occurrence of any Event of Default, unless such event is waived by the Lender in writing.

     "Tangible Net Worth" with respect to the Borrower, means, at any time, the excess of (i) the Expected Net Value of all Receivables owned and not financed by the Lender, plus cash, plus investments, plus amounts which are owing from the Lender minus (ii) the sum of all accrued unpaid monetary obligations and accrued unpaid fees and expenses payable hereunder or otherwise.

     "Transmission" means, upon establishment of computer interface between the Borrower and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Receivable Information through computer interface to the Master Servicer, and prior to such time (not to exceed 60 days from the Initial Funding Date), by facsimile or overnight courier, all in a manner satisfactory to the Master Servicer.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

     "Unbilled Receivable" means a Receivable in respect of which the goods have been shipped, or the services rendered, to the customer or patient, rights to payment thereon have accrued, but the invoice has not been rendered to the applicable Obligor.

     "Written   Notice"  and  "in  writing"  shall  mean  any  form  of  written communication or a communication by means of telex, telecopier device, telegraph or cable.


     Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II.

                        CONDITIONS OF REVOLVING ADVANCES

                  1. Conditions Precedent on Initial Funding Date. The making of the Revolving Advance on the Initial Funding Date is subject to the conditions precedent that the Lender shall have received on or before the Initial Funding Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Lender:

                  (a) A certificate issued by the Secretary of State of the State of Delaware, dated as of a recent date, as to the legal existence and good standing of the Borrower (which certificate may be dated not more than 20 days prior to the Initial Funding Date) or an opinion of counsel for the Borrower to that effect.

                  (b) Certified copies of the Articles of Organization and Operating Agreement of the Borrower, certified copies of resolutions of the Managers of the Borrower approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (c) A certificate of the Secretary or Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                  (d) A copy of the opening balance sheet of the Borrower as at the Initial Funding Date, certified by the chief financial officer of the Borrower.

                  (e) Acknowledgment or time-stamped receipt copies of proper financing statements (showing the Borrower as debtor and the Lender as secured party) duly filed on or before the Initial Funding Date under the UCC of all jurisdictions that the Lender may deem necessary or reasonably desirable in order to perfect the ownership interests contemplated by the Agreement.

                  (f) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by Borrower in its Receivables.

                  (g) A copy of all of the Providers' existing forms of patient consents which were signed by each patient for which the currently existing Receivables were created, as well as a copy of each new patient consent form to be signed by each patient for which a Receivable will be created after the Initial Funding Date, which consents authorize certain demographic and medical information with respect to such patient to be disclosed by each Provider to its servicing agents and by such servicing agents to any third party obligors thereon, certified by a Secretary or Assistant Secretary of the Borrower as being true, complete and correct.

                  (h) A favorable opinion of Blass & Driggs, substantially in the form attached hereto as Exhibit IX-A.

                  (i) A favorable opinion of Blass & Driggs, counsel for the Borrower, CCA and the Providers, substantially in the form attached hereto as
Exhibit IX-B.

                  (j) The Assignment of Contract with respect to the RPA and assignments of all other documents, lockboxes and lockbox accounts with respect to the RPA, duly executed by the Borrower and acknowledged by CCA and the Providers.

                  (k) Originally executed copies of the RPA, all other documentation required to be delivered with respect to this Agreement and the RPA, all in form and substance satisfactory to the Lender, which agreements shall be in full force and effect and enforceable in accordance with their respective terms.

                  (l) Evidence that all of the conditions precedent with respect to each Provider to the initial purchase from such Provider under the RPA have been satisfied or waived.

                  (m) A duly executed Depositary Agreement, together with evidence satisfactory to the Lender that the Provider Lockboxes and the Provider Lockbox Accounts have been established.

                  (n) Payment of a facility fee of $150,000 to Daiwa Securities America Inc.

                  (o) Payment of all reasonable attorneys' fees incurred by the Lender Group plus reasonable disbursements.

                  (p) Affirmation by Duff & Phelps Credit Rating Co. or an equivalent rating agency acceptable to the Lender of the transactions contemplated hereunder with a minimum rating of AA/BBB-.

                  (q) Evidence that the capitalization of the Borrower is satisfactory to the Lender.

                  2. Conditions Precedent on All Funding Dates. Each Revolving Advance on a Funding Date (including the Initial Funding Date) shall be subject to the further conditions precedent that the Borrower and the Lender shall have agreed upon the terms of such Revolving Advance and also that:

                  (a) the Borrower shall have delivered to the Lender, at least two Business Days prior to such Funding Date, in form and substance satisfactory to the Lender a completed Borrower's Certificate and a Borrowing Base Certificate, together with such additional information as may reasonably be requested by the Lender or the Master Servicer;

                  (b) on such Funding Date the following statements shall be true (and acceptance of the proceeds of such Revolving Advance shall be deemed a representation and warranty by the Borrower that such statements are then true):

                           (i)      the representations and warranties contained
in Exhibits III and VII are correct on and as of the date of such Revolving
Advance as though made on and as of    such date, and

                           (ii) no event has occurred and is continuing, or would result from such Revolving Advance or any actions connected therewith, that constitutes a Default or an Event of Default;

                  (c) the Lender shall have received such other approvals, opinions or documents as it may reasonably request.

                                  EXHIBIT III.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants as follows:

                  (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

                  (b) The execution, delivery and performance by the Borrower of the Agreement and the other documents to be delivered by it thereunder, (i) are within the Borrower's powers, (ii) have been duly authorized by all necessary organizational action, (iii) do not contravene (1) the Borrower's Articles of Organization or Operating Agreement, (2) any law, rule or regulation applicable to the Borrower, (3) any contractual restriction binding on or affecting the Borrower or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Borrower or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the security interest created by the Agreement. The Agreement has been duly executed and delivered by the Borrower. The Borrower has previously furnished to the Lender a correct and complete copy of the Borrower's Articles of Organization and Operating Agreement including all amendments thereto.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by the Borrower of the Agreement or any other document to be delivered thereunder.

                  (d) The Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

                  (e) The Borrower has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Insurers, Governmental Entities, accreditation agencies and any other Person necessary or required for the Borrower (i) to own the assets (including Receivables) that it now owns, (ii) to carry on its business as now conducted, (iii) to execute, deliver and perform the Agreement, and (iv) to receive payments from the Obligors in the manner contemplated in this Agreement.

                  (f) Except as disclosed in Schedule III, the Providers have not been notified by any Insurer, Governmental Entity or instrumentality, accreditation agency or any other person, during the immediately preceding 12 month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such permit, license, accreditation, certification,

                                      III-1
authorization, approval, consent or agreement granted by it to such Provider or to which it and such Provider are parties.

                  (g) As of the Initial Funding Date, all conditions precedent set forth in Exhibit II have been fulfilled or waived in writing by the Lender, and as of each Funding Date, the conditions precedent set forth in paragraph 2 of such Exhibit II shall have been fulfilled or waived in writing by the Lender.

                  (h) The opening balance sheet of the Borrower, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower as at such date all in accordance with GAAP.

                  (i) The RPA is in full force and effect and no Event of Termination or Servicer Termination Event (without regard to waivers granted or sought) is continuing thereunder.

                  (j) There is no pending or, to the Borrower's knowledge, threatened action or proceeding or injunction, writ or restraining order affecting the Borrower or any Provider before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, or which purports to affect the legality, validity or enforceability of the Agreement, the RPA or any other document executed in connection herewith or therewith, and neither the Borrower nor any Provider is currently the subject of, or has any present intention of commencing, an insolvency proceeding or petition in bankruptcy.

                  (k) The Borrower is the legal and beneficial owner of the Receivables free and clear of any Lien; the Lender shall acquire a valid security interest in the Receivables and in the Collections with respect thereto subject to no third-party claims of interest thereon. No effective financing statement or other instrument similar in effect covering any Receivables or the Collections with respect thereto is on file in any recording office, except those being terminated on or before the Initial Funding Date and those filed in favor of the Borrower relating to the purchase of the Receivables under the RPA and those in favor of the Lender relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement has been sent to any Obligor.

                  (l) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other document, report and Transmission provided by the Borrower to the Lender Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (m) The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Receivables are located at the address referred to on the signature page of the Agreement and there have been no other such locations for the four immediately prior months.

                                      III-2

                  (n) The provisions of the Agreement create, on the Initial Funding Date, legal and valid Liens in all of the Borrower's Receivables in the Lender's favor and when all proper filings and other actions necessary to perfect such Liens have been completed, will constitute a perfected and continuing Lien on all of the Borrower's Receivables, having priority over all other Liens on such Receivables of the Borrower, enforceable against the Borrower and all third parties.

                  (o) The Borrower has not changed its principal place of business or chief executive office in the last five years.

                  (p) The exact name of the Borrower is as set forth on the signature page of the Agreement, and except as notified in writing to the Lender, the Borrower has not changed its name in the last 12 months, and, except as notified in writing to the Lender, the Borrower did not use, nor does the Borrower now use, any fictitious or trade name.

                  (q) With respect to the Borrower or the Provider, since the Funding Date prior to the making of this representation, there has occurred no event which has or is reasonably likely to have a Material Adverse Effect.

                  (r) Neither the Borrower nor any Provider is in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over the Borrower or any Provider which has or is reasonably likely to have a Material Adverse Effect.

                  (s) The Borrower has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from the Borrower. No tax Lien has been filed and is now effective against the Borrower or any of its Properties except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To the Borrower's knowledge, there is no pending investigations of the Borrower by any taxing authority or any pending but unassessed tax liability of the Borrower.

                  (t) The Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Borrower has not incurred debts or liabilities beyond its ability to pay; the Borrower will, after giving effect to the transaction contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the sales of Receivables hereunder are made in good faith and without intent to hinder, delay or defraud present or future creditors of the Borrower.

                  (u) Each Provider maintains only the one Provider Government Lockbox and only the one Provider Government Lockbox Account, each as described on Schedule IV to this Agreement, for Receivables of which the Obligor is a Governmental Entity (except those lockboxes and lockbox accounts terminated or being terminated prior to or on the Initial Funding Date); and no direction is in effect directing Obligors to remit payments on Receivables other than to the

                                      III-3
applicable Lender Lockbox, Lender Lockbox Account, Provider Lockbox, or Provider Lockbox Account, each as described on Schedule IV.

                  (v) The Borrower has no pension plans or profit sharing plans.

                  (w) There are no pending civil or criminal investigations by any Governmental Entity involving the Borrower, any Provider or any of their respective officers or directors and neither the Borrower, any Provider or any of their respective officers or directors has been involved in, or the subject of, any civil or criminal investigation by any Governmental Entity.

                  (x) The sole business of the Borrower is as provided in its Operating Agreement.

                  (y) The assets of the Borrower are free and clear of any Liens in favor of the Internal Revenue Service, any Employee Benefit Plan, any Multiemployer Plan or the PBGC other than inchoate tax Liens resulting from an assessment of any Provider, CCA or the Borrower.

                  (z) None of the Eligible Receivables constitutes or has constituted an obligation of any Person which is an Affiliate of the Borrower.

                  (aa) The Obligor of each Proposed Eligible Receivable has not been the Obligor of any Defaulted Receivables in the past 12 months (other than, for the purpose of this clause, as a result of good faith disputes).

                  (bb) No transaction contemplated under this Agreement requires compliance with any bulk sales act or similar law.

                  (cc) The Borrower has no Debt except hereunder and under the RPA.

                  (dd) Each Receivable that is an Unbilled Receivable will be, or has been, billed to the Obligor of such Receivable within 45 days of the Last Service Date.



                                      III-4

                                   EXHIBIT IV.

                                    COVENANTS

                  Until the payment in full of all Lender Debt and the termination of the Revolving Commitment hereunder:

                  (a) Compliance with Laws, etc. The Borrower will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in Material Adverse Effect.

                  (b) Offices, Records and Books of Account. The Borrower will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at the address of the Borrower set forth under its name on the signature page to the Agreement or, upon 30 days' prior Written Notice to the Lender, at any other locations in jurisdictions where all actions reasonably requested by the Lender or otherwise necessary to protect and perfect the Lender's interest in the Receivables have been taken and completed. The Borrower shall keep its books and accounts in accordance with generally accepted accounting principles and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been assigned as security to the Lender and the security interest of the Lender in the Borrower's Accounts not assigned to the Lender. The Borrower shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable) and for providing the Receivable Information.

                  (c) Performance and Compliance with Contracts and Credit and Collection Policy. The Borrower will, at its expense, timely and fully perform and comply (and will cause the applicable Provider or its designee to fully perform and comply) with all material provisions, covenants and other promises required to be observed by it under the contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related contract, and the Borrower shall maintain, at its expense, in full operation each of the bank accounts and lockboxes required to be maintained under the Agreement. The Borrower shall do nothing, nor suffer or permit any other Person, to impede or interfere with the collection by the Lender or the Master Servicer, on behalf of the Lender, of the Receivables.

                  (d) Notice of Breach of Representations and Warranties. The Borrower shall promptly (and in no event later than five Business Days following actual knowledge thereof) inform the Lender and the Master Servicer of any breach of covenants or representations and warranties hereunder and under the RPA, including, without limitation, upon discovery of a breach of the criteria set forth in Exhibit VI hereof and thereof.

                  (e) Debt, Sales, Liens, etc. The Borrower will not incur or assume any Debt or issue any securities except under or as contemplated by this Agreement. The Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, the Borrower's Accounts, or upon or with respect to any account to which any Collections are sent, or assign any right to receive income in respect thereof except (i) the Borrower may grant a Lien on Accounts that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to the Lender, in its sole discretion, and (ii) those Liens in favor of the Lender or any assignee of the Lender relating to the Agreement.

                  (f) Extension or Amendment of Receivables. The Borrower shall not amend, waive or otherwise suffer or permit a Provider to, or agree to any deviation from the terms or conditions of any Receivable owned by the Borrower in a manner inconsistent with the Credit and Collection Policy.

                  (g) Change in Business or Credit and Collection Policy. The Borrower will not make any change in the Credit and Collection Policy or make any change in the character of its business that, in either event, is reasonably likely to result in a Material Adverse Effect. The Borrower will not make any other material changes in the Credit and Collection Policy without the prior written consent of the Lender.

                  (h) Audits and Visits. The Borrower will, from time to time during regular business hours as requested by the Lender, permit the Lender upon reasonable notice, without interfering with the Borrower's or a Provider's business or operations and subject to compliance with applicable law in the case of review of patient information, or its agents or representatives (including the Master Servicer), (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Borrower relating to Receivables including, without limitation, the related contracts, and (ii) to visit the offices and properties of the Borrower for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables or the Borrower's performance hereunder or under the contracts with any of the officers or employees of the Borrower having knowledge of such matters. The Borrower shall permit the Master Servicer to have at least one of its agents or representatives physically present in the Borrower's administrative office during normal business hours to assist the Borrower in the collection of Receivables.

                  (i) Change in Payment Instructions. The Borrower will not terminate the Provider Lockboxes, the Provider Lockbox Accounts, the Lender Lockbox, or the Lender Lockbox Account, or make any change or replacement in the instructions contained in any Notice or otherwise, or regarding payments to be made to the Borrower, the Lender or the Master Servicer, except upon the prior and express direction of the Program Manager or the Lender.

                  (j) Reporting Requirements. The Borrower will provide to the Lender (in multiple copies, if requested by the Lender) the following:

                           (i)      on Monday of each week (or, if such day is
not a Business Day, the immediately following Business Day), a Borrowing Base Certificate;

                           (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower as of the end of such quarter and statements of income, cash flows and retained earnings of the Borrower for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Borrower, and accompanied by a certificate of an authorized officer of the Borrower detailing its compliance for such fiscal period with the financial covenants contained in this Agreement;

                           (iii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, balance sheets as of, and statements of income for, such fiscal year, and accompanied by a certificate of an authorized officer of the Borrower detailing its compliance for such fiscal period with the financial covenants contained in this Agreement;

                           (iv) promptly and in any event within five Business Days after the occurrence of each Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event, and the action that the Borrower has taken and proposes to take with respect thereto;

                         (v) at least ten  Business  Days prior to any change in
                    the Borrower's name, a notice setting forth the new name and the proposed effective date thereof;

                           (vi) promptly (and in no event later than five Business Days following actual knowledge or receipt thereof), Written Notice in reasonable detail, of (x) any Lien asserted or claim made against a Receivable, (y) the occurrence of a Event of Default, including the occurrence of any other event which could have a Material Adverse Effect, or (z) the results of any cost report or similar audits of a Provider being conducted by any federal, state or county Governmental Entity or its agents or designees;

                           (vii) no later than five (5) Business Days after the commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower which, if determined adversely to the Borrower, could have a Material Adverse Effect;

                           (viii) as soon as possible and in any event within five (5) Business Days after becoming aware of the occurrence thereof, Written Notice of any matter that could have a Material Adverse Effect;

                           (ix) within 90 days after the end of each fiscal year of the Borrower, a certificate of independent certified public accountants stating that to their knowledge no Servicer Termination Event has occurred and exists as of the end of such fiscal year, or if in their opinion such a Servicer Termination Event has occurred and is continuing, a statement as to the nature thereof; and

                           (x) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

                  (k) Notice of Proceedings; Overpayments. The Borrower shall promptly notify the Master Servicer (and modify the next Borrowing Base Certificate to be delivered hereunder) in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim that is or may be asserted by an Obligor with respect to any Receivable. The Borrower shall make all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to the Borrower against any amounts the Obligors owe on any Receivables.

                  (l) Officer's Certificate. On the date the financial statements referred to in clause (ii) above are to be delivered each fiscal year after the Initial Funding Date, the chief financial officer of the Borrower shall deliver a certificate to the Lender, stating that, as of such date, (i) all representations and warranties are true and correct, (ii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Lender, and (iii) no Event of Default exists and is continuing.

                  (m) Further Instruments, Continuation Statements. The Borrower shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Lender may reasonably request, from time to time, in order to perfect, protect or more fully evidence the assignment as security of the Receivables, or to enable the Lender or the Program Manager to exercise or enforce the rights of the Lender hereunder or under the Receivables. Without limiting the generality of the foregoing, the Borrower will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. The Borrower hereby authorizes the Program Manager, upon two Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Receivables now existing or hereafter arising without the signature of the Borrower where permitted by law. If the Borrower fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by the Borrower.

                  (n) Merger, Consolidation. The Borrower shall not merge with or into or consolidate with or into, another Person, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired).

                  (o) No "Instruments". The Borrower shall not take any action which would allow, result in or cause any Eligible Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

                  (p) Preservation of Corporate Existence. The Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Lender or the Program Manager or their ability of to perform their respective obligations hereunder or under the RPA.

                  (q) RPA. The Borrower will, at its sole expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed to be observed by it under the RPA, maintain the RPA in full force and effect, enforce the RPA in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Lender, and make to any party to the RPA such demands and requests for information and reports or for action as the Borrower is entitled to make thereunder and as may be from time to time reasonably requested by the Lender. The Borrower shall not permit any waiver, modification or amendment of the RPA. The Borrower shall not permit any other Person to become a "Provider" under the RPA or permit the removal of any "Provider" thereunder pursuant to Section 5.19 of the RPA without the written consent of the Lender (which consent, unless an Event of Default is continuing hereunder, shall be governed by the conditions set forth in Section 5.19 of the RPA).

                  (r) Master Servicer Certificate. On or before the thirtieth calendar day after the Initial Funding Date, the Purchaser shall receive a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer.

                                SPECIAL COVENANTS
                               ENTITY SEPARATENESS

               Until the payment in full of all Lender Debt and the termination of the Revolving Commitment hereunder:

               (i) The Borrower will at all times maintain at least one independent manager who is (x) not a current or former officer, director or employee of an Affiliate of the Borrower or any Other Corporation and who is not a current or former officer or employee of the Borrower and (y) not a stockholder of any Other Corporation or any of their respective Affiliates.

               (ii)  The  Borrower  will  not  direct  or   participate  in  the
          management of any of the Other Corporations' operations.

               (iii) The Borrower will at all times be adequately capitalized in light of its contemplated business.

               (iv) The Borrower will at all times provide for its own operating expenses and liabilities from its own funds.

               (v) Subject to consolidation with CCA for accounting and tax purposes, the Borrower will maintain its assets and transactions separately from those of the Other Corporations and reflect such assets and transactions in financial statements separate and distinct from those of the Other Corporations and evidence such assets and transactions by appropriate entries in books and records separate and distinct from those of the Other Corporations. The Borrower will not hold itself out as being liable, primarily or secondarily, for any obligations of the Other Corporations.

               (vi) The Borrower will not maintain any joint account with any Provider or any Other Corporation, or be a party, whether as a co-obligor or otherwise, to any agreement to which any Other Corporation is a party (other than the RPA) or become liable as a guarantor or otherwise with respect to any indebtedness or contractual obligation of any Other Corporation.

               (vii) Other than as contemplated under this Agreement or under the RPA and the payment of dividends or distributions to its members, the Borrower will not make any payment or distribution of assets with respect to any obligation of any Other Corporation or grant a Lien on any of its assets to secure any obligation of any Other Corporation.

               (viii) The Borrower will not make loans, Revolving Advances or otherwise extend credit to any of the Other Corporations, provided that, the Borrower may issue dividends or distributions to each of its members to the extent otherwise permitted under this Agreement and under applicable law.

               (ix) The Borrower will hold regular duly noticed meetings of its members and make and retain minutes of such meetings.

                  (x) The Borrower will comply in full with the procedures set forth in the RPA with respect to the assignment of all assets from any of the Other Corporations.

                  (xi) The Borrower will not engage in any transaction with any of the Other Corporations or any of their respective subsidiaries, except as permitted or contemplated by the Agreement and as contemplated by the RPA.

                  (xii) The Borrower will not enter into any transaction with any Affiliate or third party except (a)(x) as permitted or contemplated by this Agreement or the RPA, or (y) investments of cash and cash equivalents with third parties and (b) on terms and conditions which reasonably approximate an arm's length transaction between unaffiliated parties.

                  (xiii) The Borrower will not amend, modify or supplement its Articles of Organization or Operating Agreement.

                  (xiv)    The Borrower will not have any Subsidiaries.

                                   EXHIBIT V.

                                EVENTS OF DEFAULT

                  Each of the following shall be an "Event of Default":

                  (a) The Borrower shall default in the due and punctual payment of the principal of the Revolving Loan, when and as the same shall become due and payable (except that the Borrower shall have up 15 days to cure such a default with respect to a Borrowing Base Deficiency) whether pursuant to Article II of this Agreement, at maturity, by acceleration or otherwise.

                  (b) The Borrower shall default in the due and punctual payment of any installment of interest on any of the Revolving Loans or any other Lender Debt or of any fee or expense owing to the Lender pursuant to any of the Documents, when and as such amount of interest, fee or expense shall become due and payable and such default shall continue unremedied for three (3) Business Days.

                  (c) The Borrower shall default in the performance or observance of any covenant, agreement or provision (other than as described in clause (a) or (b) above) contained in this Agreement or any other Document or in any instrument or document evidencing or creating any obligation, guaranty or Lien in favor of the Lender in connection with or pursuant to this Agreement or any Lender Debt, and, except in the case of the agreements and covenants contained in any Document as to each of which no notice or grace period shall apply, such default continues for a period of thirty days (or, in the case where agreements and covenants contained in any Document provide for a grace period that is less than thirty days, continuance of a default for such shorter period) after the earlier of (i) there has been given Written Notice of such default to any of CCA, the Borrower or the Providers by the Lender or (ii) discovery thereof by the Borrower; or if this Agreement or any other Document or any such other instrument or document shall terminate, be terminated or become void or unenforceable for any reason whatsoever without the written consent of the Agent.

                  (d) An Event of Termination shall have occurred under the RPA (without regard to waivers granted or sought).

                  (e) The Borrower shall send a Revocation Order (as defined in the Depositary Agreement) or make any change or replacement in the Standing Revocable Instruction (as defined in the Depositary Agreement).

                  (f) Any representation or warranty made or deemed made by the Borrower (other than with respect to the eligibility of Receivables as Eligible Receivables hereunder) under or in connection with the Agreement or any information or report delivered by the Borrower (other than with respect to a Provider) pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

                  (g) The Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

                  (h) This Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create or fail or cease to be a valid and perfected security interest in the Receivables and the Collections with respect thereto free and clear of all Liens (other than Liens referred to in clauses (i) and (ii) of paragraph (e) of Exhibit IV).

                  (i) The Borrower or any Provider shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any Provider seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Borrower or any Provider shall take any action to authorize any of the actions set forth above in this paragraph (i).

                  (j) As of any date of determination, a Provider is found to have been overpaid by Governmental Entities by 8% or more during any period covered by an audit conducted by the HCFA and such overpayment is not repaid within 30 days of the earlier of receipt of a notice by, or the knowledge of, such Provider of a notice of such overpayment.

                  (k) There shall have occurred any change in the financial condition or operations of the Borrower since September 30, 1996 that has resulted in a Material Adverse Effect.

                  (l) The Borrower (x) shall have entered into any transaction and not provided prompt Written Notice thereof to the Lender, or (y) shall have consummated, any transaction which shall result in the consummation of (i) the merger or consolidation of the Borrower, (ii) the acquisition of all or a substantial portion of the assets of any Person, (iii) the transfer, sale, assignment, lease or other disposition of all or a substantial portion of the Borrower's assets or Properties, (iv) a change in the general nature of the Borrower's business, or (v) the sale of a controlling interest, directly or indirectly, in the Borrower.

     (m) The Loss-to-Liquidation Ratio in any four week period exceeds 5%.

     (n) The arithmetic average of the Loss-to-Liquidation Ratios in any three consecutive four week periods exceeds 3%.

     (o) The Delinquency Ratio in any four week period exceeds 10%.

     (p) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $500,000 in the aggregate against the Borrower remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 90 days or more.

     (q) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against (i) any of the Receivables or (ii) assets other than the Receivables involving an aggregate amount in excess of $500,000 which remains unpaid or discharged for a period of 60 days or more.

     (r) The Borrower shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of $500,000 against any of its Properties.

     (s) The Borrower does not pay or discharge at or before maturity or before becoming delinquent all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, except any taxes, levies, assessments or charges contested in good faith by appropriate proceedings.

     (t) The Borrower sells, leases, assigns, transfers, or otherwise disposes of any of its Receivables, except as permitted or contemplated under this Agreement.

     (u) The Borrower declares or makes any Distribution, unless both prior and subsequent to the effectiveness of such proposed Distribution, (i) no Event of Default is continuing, including an Event of Default under clause (w) of this
Exhibit V hereof, (ii) such Distribution is in full compliance with applicable law, including the law of the State of Delaware as in effect at such time, and
(iii) the Borrower and the recipient of such Distribution have taken all necessary and appropriate corporate action to effectuate such Distribution.

     (v) The Borrower engages in any business other than solely the businesses of directly or indirectly purchasing Receivables from the Provider and financing in such Receivables to the Lender hereunder and the other transactions permitted or contemplated hereby.

                  (w) The Borrower shall at any time fail to maintain a Tangible Net Worth of at least 3.0% of the higher of (i) the Revolving Advance Limit, and
(ii) the then outstanding amount of the Revolving Loan.

                  (x) Any representation or warranty made or deemed made by the Provider under or in connection with the RPA or any information or report delivered by the Provider pursuant to the RPA shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and such misstatement causes a Event of Default under the RPA.

                  (y) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in the Collateral Account Agreement on its part to be performed or observed.

                  (z) If, at any date, the aggregate Expected Net Value of all Delinquent Receivables that became Delinquent during the prior 3 months is in excess of 20% of the aggregate Expected Net Value of all Receivables sold by the Borrower to the Lender during the prior 3 months (regardless of whether the Denied Receivables are reassigned by the Borrower pursuant to Article IV of the Agreement).

                  (aa) As of any date after the Initial Funding Date, (i) the dollar-weighted average days outstanding with respect to all outstanding Eligible Receivables on such date and on the same day of each of the two preceding Months (or if there is no corresponding day in any such preceding month, the last day of such month) is greater than 65 days, or (ii) the average over the preceding 90- day period of the dollar-weighted average days outstanding with respect to all outstanding Eligible Receivables on each day during such period is greater than 60 days.

                  (bb) As of any date after the Initial Funding Date, more than 25% of all outstanding Eligible Receivables are aged more than 120 days but less than 180 days from the respective Last Service Dates of such Eligible Receivables.

                  (cc) As of any date, Collections on all Eligible Receivables that have been liquidated or written off during the then most recent 13 week period, are less than 50% of the aggregate gross value (billed amount) of such Eligible Receivables.

                                   EXHIBIT VI.

                              ELIGIBILITY CRITERIA

                  The following shall constitute the eligibility criteria for acceptance of Receivables for financing and inclusion in the Borrowing Base under the Agreement (the "Eligibility Criteria"):

                  (a) The information provided by the Borrower with respect to each such Receivable is complete and correct and all documents, attestations and agreements relating thereto that have been delivered to the Lender are true and correct. Other than in respect of Unbilled Receivables, the applicable Provider has billed the applicable Obligor and has delivered to such Obligor all requested supporting claim documents with respect to such Receivable and no amounts with respect to such Receivable have been paid as of the date and time of the sale of such Receivable to the Lender. Each such Provider has, or has the right to use, valid provider identification numbers and licenses to generate valid Receivables. All information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct; if additional information is requested by the Obligor, the Borrower (or the applicable Provider) has or will promptly provide the same, and if any error has been made with respect to such information, the Borrower will promptly correct the same and, if necessary, rebill such Receivable.

                  (b) Each Provider's Medicare and Medicaid cost reports with respect to such Receivable for all cost reporting periods ending on or before the date of the last audited cost report have been examined and audited by (i), as to Medicaid, the applicable state agency or other HCFA- designated agents or agents of such state agency, charged with such responsibility or (ii), as to Medicare, the Medicare intermediary or other HCFA-designated agents charged with such responsibility; and there is no basis for any Governmental Entity to assert an offset against each such Provider.

                  (c) Each such Receivable (i) is payable, in an amount not less than its Expected Net Value, by the Obligor identified by the applicable Provider as being obligated to do so, (ii) is based on an actual and bona fide rendition of services or sale of goods to the patient by the applicable Provider in the ordinary course of business, (iii) is denominated and payable only in U.S. dollars in the United States, (iv) is (or, in the case of Unbilled Receivables, will be upon billing) an account receivable or general intangible within the meaning of the UCC of the state in which the applicable Provider has its principal place of business, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper, and (v) shall be subject to a patient consent form approved by the Lender and executed by the applicable patient. There is no payor other than the Obligor identified by the Borrower as the payor primarily liable on such Receivable; provided, however, notwithstanding the foregoing, Receivables billed or to be billed to Medicaid or Medicare for services or goods which were initially the obligation of the patient or customer on a "Medicaid/Medicare pending" basis are eligible to be Eligible Receivables hereunder.

     (d) Each such Receivable (i) is not the subject of any action, suit, proceeding or dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor (except for statutory rights of Governmental Entities that are not pending or threatened), (ii) is not past, or within 60 days of, the statutory limit for collection applicable to the Obligor or is not aged more than 180 days from its Last Service Date, and (iii) was not billed to the Obligor on a date more than 45 days after the Last Service Date.

     (e) Each such Receivable is not due from any Governmental Entity based on any cost report settlement or expected settlement.

     (f) Neither the Borrower nor any Provider has any guaranty of, letter of credit providing credit support for, or collateral security for, such
Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to the Lender, and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other Person.

     (g) The goods or services provided and reflected by such Receivable were medically necessary for the patient, and the patient has received such goods or services.

     (h) The fees charged for the goods or services constituting the basis for such Receivable are consistent with the usual, customary and reasonable fees charged by other similar medical goods or service providers for the same or similar goods or services in the applicable Provider's community and in the community in which the patient resides.

     (i) The Obligor with respect to each such Receivable is (i) not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due, (ii) located in the United States of America, and (iii) one of the following: (x) a Person which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, without limitation, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield) issuing health, personal injury, worker's compensation or other types of insurance, employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physician's groups or any other similar person and which has a debt rating equivalent to "A" or higher, (y) a state, an agency or instrumentality of a state or a political subdivision of a state, or (z) the United States of America or an agency or instrumentality of the United States of America.

     (j) The financing of such Receivables hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of the Borrower.

     (k) The insurance policy, contract or other instrument obligating an Insurer to make payment with respect to such Receivable (i) does not contain any provision prohibiting the grant of a security interest in such payment obligation from the patient to the applicable Provider, from such Provider to the Borrower, or from the Borrower to the Lender, (ii) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Insurer in accordance with its terms, (iii) together with such Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

                  (l) The insurance policy, contract or other instrument obligating a Governmental Entity to make payment with respect to such Receivable
(i) has been duly authorized and, together with the applicable Receivable, constitutes the legal, valid and binding obligation of the Governmental Entity in accordance with its terms, (ii) together with the applicable Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iii) was in full force and effect and applicable to the patient at the time the goods or services constituting the basis for such Receivable were sold or performed.

                  (m) No consents by any third party to the sale of such Receivable are required other than consents previously obtained in writing by the Borrower, a copy of each such consent having been provided to the Lender.

                  (n) The inclusion of such Receivable in the Borrowing Base would not increase the fraction expressed as a percentage where (i) the numerator is the sum of the then outstanding principal amount of Eligible Receivables for any obligor (or group of obligors) listed below included in the Borrowing Base, and (ii) the denominator is the Borrowing Base for all Eligible Receivables, above the corresponding maximum percentage listed below:


                                                                Maximum
Obligor                                                        Percentage
-------                                                        ----------

Medicare                                                           50%
Medicaid                                                           85%
Blue Cross/Blue Shield                                             25%
All Commercial Insurance Obligors, HMOs and PPOs                   75%
CHAMPUS/Champva                                                    20%
any single AAA rated (non-governmental) Obligor                    10%
any single AA rated (non-governmental) Obligor                     10%
any single A rated (non-governmental) Obligor                       5%
any single BBB rated (non-governmental) Obligor                     2%
any single unrated (non-governmental) Obligor                       1%

                  (o) Unless specifically verified and accepted by the Master Servicer or Program Manager, no single Eligible Receivable has an Expected Net Value greater than $25,000 for inpatient services or $5,000 for outpatient services.

                  (p) No prior sale or assignment of security interest which is still in effect on the applicable Funding Date has been made with respect to or granted in any such Receivable.

                                  EXHIBIT VII-A


                       FORM OF BORROWING BASE CERTIFICATE
                       [FOR USE DURING THE SPECIAL PERIOD]
                              DAIWA HEALTHCO-2 LLC
                              Borrowing Base Report

Report Submission Date:_____________
Schedule #:______________
As of Date:______________

                                                   A. Eligible     B. A/R's less
                                                     Receivables   than 180 days
                                                     -----------   -------------

VII.     Beginning A/R Balance (from Previous Report)

VIII.    Additions:
         8.01.    New billings
         8.02.    Late Charges/Adjustments
Total Additions

IX.      Deductions:
         9.01.    Collections
         9.02.    Contractual/Discounts
         9.03.    Transfers Bad Debt
         9.04.    Other Discounts/Adjustments
Total Deductions

X.       Accounts Receivable Balance

XI.      Less:  Ineligible Collateral

XII.     Total Eligible Collateral (Gross)
XIII.    Estimated Net Value %
XIV.     Total Eligible Collateral (Net)
XV.      Less:  Unposted Cash


                                      VII-1

XVI.     Adjusted Net Eligible Collateral
XVII.    Advance Rate Percentage                       85%            94%
XVIII.   Maximum Loan Availability on Collateral
XIX.     Maximum Loan Availability per Agreement    $15,000,000  $14,500,000
                                                    -----------  -----------

XX.      TOTAL LOAN AVAILABILITY (LESSOR OF 12 OR 13)

XXI.     Outstanding Loan Balance Prior Report
XXII.    Less Collections (Net Cash)
XXIII.   Plus Draws Since Prior Report
XXIV.    Interest Due/Fees
XXV.     Additional Advance Requested

XXVI.    LOAN BALANCE THIS REPORT

XXVII.   NET AVAILABILITY (14. minus 20.)

The undersigned represents and warrants that the foregoing information is true, complete and correct and that the collateral reflected herein with the conditions, terms, warrantees, representations and covenants set forth in the Loan and Security Agreement between the undersigned and Daiwa Healthco-2 LCC and any supplements and amendments, if any, thereto (the "Agreement"). The undersigned promises to pay to Daiwa Healthco-2 LCC the new loan balances reflected above, plus interest, as set forth in the Agreement.


CCA FUNDING LLC


By:_____________________________                              Date:____________
      Name:
      Title:


                                      VII-2

                       [FOR USE AFTER THE SPECIAL PERIOD]

                              DAIWA HEALTHCO-2 LLC
                              Borrowing Base Report

Report Submission Date:_____________
Schedule #:______________
As of Date:______________


XXVIII.           Beginning A/R Balance (from Previous Report)

XXIX.    Additions:
         29.01.   New billings
         29.02.   Late Charges/Adjustments
Total Additions

XXX.     Deductions:
         30.01.   Collections
         30.02.   Contractual/Discounts
         30.03.   Transfers Bad Debt
         30.04.   Other Discounts/Adjustments
Total Deductions

XXXI.    Accounts Receivable Balance

XXXII.   Less:  Ineligible Collateral

XXXIII.           Total Eligible Collateral (Gross)
XXXIV.            Estimated Net Value %
XXXV.             Total Eligible Collateral (Net)
XXXVI.            Less:  Unposted Cash
XXXVII.           Adjusted Net Eligible Collateral
XXXVIII.          Advance Rate Percentage                           85%
XXXIX.            Maximum Loan Availability on Collateral


                                      VII-1

XL.      Maximum Loan Availability per Agreement

XLI.     TOTAL LOAN AVAILABILITY (LESSOR OF 12 OR 13)

XLII.    Outstanding Loan Balance Prior Report
XLIII.   Less Collections (Net Cash)
XLIV.    Plus Draws Since Prior Report
XLV.     Interest Due/Fees
XLVI.    Additional Advance Requested

XLVII.   LOAN BALANCE THIS REPORT

XLVIII.           NET AVAILABILITY (14. minus 20.)

The undersigned represents and warrants that the foregoing information is true, complete and correct and that the collateral reflected herein with the conditions, terms, warrantees, representations and covenants set forth in the Loan and Security Agreement between the undersigned and Daiwa Healthco-2 LCC and any supplements and amendments, if any, thereto (the "Agreement"). The undersigned promises to pay to Daiwa Healthco-2 LCC the new loan balances reflected above, plus interest, as set forth in the Agreement.


CCA FUNDING LLC


By:_____________________________                              Date:____________
      Name:
      Title:


                                      VII-2

                                  EXHIBIT VII-B


                         FORM OF BORROWER'S CERTIFICATE



Daiwa Healthco-2 LLC
Two Wall Street
New York, New York 10005


Ladies and Gentlemen:

                  The undersigned refers to the Loan and Security Agreement, dated as of December __, 1996 (as the same may be amended, supplemented, restated, or modified from time to time, the "Loan Agreement") between CCA Funding LLC (the "Borrower") and Daiwa Healthco-2 LLC (the "Lender"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

                  In accordance with Section 1.03 of the Loan Agreement and in fulfillment of the condition precedent set forth in Section 2(a) of Exhibit II thereto, the Borrower hereby gives you irrevocable notice that the undersigned requests a Revolving Advance under the Loan Agreement, and in connection therewith sets forth below the information relating to such Advance as required by Section 1.03 of the Loan Agreement:

                  Proposed Revolving Advance:

                    (i) The Funding Date of such Revolving  Advance is requested to be _______ __, 199_;

                    (ii) The amount of the Revolving  Advance is requested to be
                     $_______________; and

                    (iii)Attached is the Borrowing Base Certificate delivered to you on the immediately prior Monday.

                  The Borrower hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed Revolving Advance:

                           (A) the representations  and warranties  contained in
                  Exhibits III and IV of the Loan Agreement are and will be true and correct, both before and after giving effect to the Revolving Advance requested herein and to the application of the proceeds thereof, as though made on and as of such date (it being understood and agreed that


                                      VII-3
                  any representation or warranty which by its terms is made on a specified date shall be required to be true and correct only as of such specified date); and

                           (B) no event has occurred and is continuing, or would
                  result from the Revolving Advance requested herein or from the application of the proceeds thereof that constitutes or an Event of Default; and

                           (C) the aggregate outstanding principal amount of the
                  Revolving Advances after giving effect to the Revolving Advance requested herein is not in excess of the lesser of the Revolving Commitment and the Borrowing Limit.



                                                Very truly yours,
                                                CCA FUNDING LLC


                          By:__________________________
                                      Name:
                                     Title:

                                      VII-4

                                  EXHIBIT VIII


                          FORM OF DEPOSITARY AGREEMENT


                                [TO BE ATTACHED]



                                     VIII-1

                                  EXHIBIT IX-A


                           FORM OF OPINION OF COUNSEL

                                  EXHIBIT IX-B


                           FORM OF OPINION OF COUNSEL

                                   SCHEDULE I


                              ADDRESSES FOR NOTICE



If to the Program Manager:

                                    Daiwa Securities America Inc.
                                    Financial Square
                                    32 Old Slip
                                    New York, New York 10005-3538
                                    Attention: Chief Financial Officer
                                    Tel:    (212) 612-6290
                                    Fax:    (212) 612-7122


If to the Master Servicer:

                                    RJE Data Processing, Inc.
                                    2513 West Peterson
                                    Chicago, Illinois 60659
                                    Attention: Jack Callahan, President
                                    Tel:     (312) 561-6966
                                    Fax:     (312) 878-6355

                                   SCHEDULE II


                          CREDIT AND COLLECTION POLICY



                                [TO BE ATTACHED]

                                  SCHEDULE III


                               LICENSE REVOCATIONS




The following facilities have been decertified from the Medicaid and Medicare Programs during the past 24 months:

(1)      Community Care of America at Toledo (Toledo, Iowa)
                  Community Care of America voluntarily decertified this facility from both the Medicare and Iowa state Medicaid programs on March 8, 1996. The company has been recertified to participate in both programs effective September 20, 1996 and November 20, 1996 respectively.

(2) Community Care of America at Council Bluffs North (Council Bluffs, Iowa) This facility was decertified from both the Medicare and Iowa state Medicaid programs on April 17, 1996. The company has been recertified to participate in both programs effective July 1, 1996.

                                   SCHEDULE IV


                               LOCKBOX INFORMATION




Provider Ancillary Lockbox:
                                    CCA - Self-pay
                                    Post Office Box 710278
                                    Cincinnati, Ohio 45271-0278

Provider Ancillary Lockbox Account:
                                    CCA - Self-pay
                                    Account #00109-98906
                                    KeyBank
                                    127 Public Square, seventh floor
                                    Cleveland, Ohio 44114-1306
                                    ABA #041 001 039

Provider Government Lockbox:
                                    CCA - Governmental
                                    Post Office Box 710275
                                    Cincinnati, Ohio 45271-0275

Provider Government Lockbox Account:
                                    CCA - Governmental
                                    Account #00109-98891
                                    KeyBank
                                    127 Public Square, seventh floor
                                    Cleveland, Ohio 44114-1306
                                    ABA #041 001 039

Lender Lockbox:
                                    Post Office Box 710276
                                    Cincinnati, Ohio 45271-0276

Lender Lockbox Account:
                                    Account # 50020-61106
                                    KeyBank
                                    127 Public Square, seventh floor
                                    Cleveland, Ohio 44114-1306
                                    ABA #041 001 039